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                                                                 EXHIBIT 10.1.14

[TELXON LOGO]
                              REVISED OFFER LETTER
                                                                Margaret E. Pais
                                                                  Vice President
                                                  Human Resources/Administration

January 24, 2000


Mr. Gene Harmegnies
16122 SE 171st Place
Renton, WA 98058

Dear Gene:

I am pleased to offer you the regular full-time exempt position of Vice President, Consulting/Systems Integration for Telxon Corporation in our Cincinnati, Ohio (Milford), office. The following are terms of the agreement between you and Telxon:

1. Your bi-weekly starting rate will be $7,692.31, which equates to $200,000.00 annualized.

2. You will report to John Paxton. Your tentative start date will be January 31, 2000.

3. You are eligible for an incentive potential of $70,000.00 (gross) based on the completion of mutually agreed upon goals between you and John Paxton.

4. You are eligible to receive a grant of 50,000 in options under the Telxon Corporate Stock Options Plan, which options shall vest in equal amounts over a three-year period, from the initial grant date. The options are subject to the approval of the Chairman of the Board and the Compensation Committee of The Board of Directors.

5. You are eligible to participate in Telxon's insurance plans, including medical, dental, accident and life, upon hire. You are also eligible to participate in Telxon's profit sharing 401(k) plan during the next open enrollment period.

6. You have discussed this position with John and understand the duties and responsibilities associated with it. It is Telxon's intention and expectation that you will fulfill those duties and responsibilities without violating any legal obligations you may have to your former employers.

7. I understand you will be relocating from the Seattle, Washington, area to the Cincinnati, Ohio, area. Telxon will reimburse your relocation expenses as outlined in the enclosed "Relocation and Moving Policy." However, as an exception to the relocation policy, Telxon will provide you with a $5,000 resettlement allowance. Prosource Properties, Ltd. will assist you in handling the details of your relocation. Please sign the enclosed Relocation Agreement and return it to the Human Resources Department.


 TELXON CORPORATION/3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
           330.664.2950/800.800.8001/Fax 330.664.2271/mpais@telxon.com


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Mr. Gene S. Harmegnies
Revised Offer Letter
Page 2

8. As a condition of employment, you will be required to complete a Pre-Employment Drug Screen Examination. The laboratory for the examination is located at Marketplace Chiropractic/Test Net; 2107 Elliott Avenue, Suite 203, Seattle, Washington 98121. The telephone number is (206) 441-0109. Please bring the enclosed "Chain of Custody" form with you to the examination. YOU WILL NEED TO COMPLETE THIS EXAMINATION PRIOR TO YOUR START DATE. This offer will be contingent upon satisfactory completion of background and reference reviews and successfully passing the pre-employment drug examination. In the event you begin employment prior to Telxon receiving your drug screening results, benefits packages outlined previously will not be activated until successful results have been received.

9. In addition, it is a condition of employment with Telxon Corporation that you sign the ENCLOSED EMPLOYMENT AGREEMENT and STATEMENT OF CORPORATE ETHICS to be received by the Human Resources Department no later than your start date. Nothing in this letter supersedes or alters any of the provisions named in the Employment Agreement and Statement of Corporate Ethics, including but not limited to, the non-compete and at-will relationship. The Employment Agreement, Statement of Corporate Ethics and this letter constitute the entire terms and conditions of our agreement. You acknowledge that there are no other verbal agreements or promises regarding your employment. If you should have any questions concerning the Employment Agreement or Statement of Corporate Ethics, please address this with me as soon as possible.

Please complete all of the necessary new hire forms prior to your start date and on your first day of employment, report to your local office administrator so that she may assist you in sending the paperwork to Peggy Norris, Human Resources Coordinator, in the Akron Human Resources Department.

This offer is valid until the close of business on Thursday, January 27, at 5:00 PM ET. If we do not hear from you on or before the specified date, please consider the offer null and void.

We look forward to the prospect of your joining Telxon Corporation, Gene. Should you have any questions or need additional information, please contact me at
(800) 800-8001, Extension 2950.

Sincerely,
/s/ Margaret E. Pais
Margaret E. Pais
Vice President
Human Resources/Administration

MEP/lkk
Enclosure

cc:  Mr. John W. Paxton, Sr.

I accept the terms of this agreement and will start on 1/31/00
                                                       -------
Signature /s/GENE HARMEGNIES
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 TELXON CORPORATION/3330 West Market Street/P.O. Box 5582/Akron, Ohio 44334-0582
            330.664.1000/800.800.8001/Fax 330.664.2220/www.telxon.com